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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

Company                                   Percent Owned
-------------------                       -------------

Pathfinder Bank                           100%

Whispering Oaks
   Development Corp.                      100%

Pathfinder REIT, Inc.                     100%